UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2013

HYBRID COATING TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53459	20-3551488
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

950 John Daly blvd, Suite 260, Daly City, CA 94015	94015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 491-3449

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On December 13, 2013, Hybrid Coating Technologies Inc. (the “Company”), through its wholly owned subsidiary Nanotech Industries International Inc. (“NTI”), and Nanotech Industries Inc. (the “Licensor”) entered into a Fourth Amendment to the Licensing Agreement (“Fourth Amendment Agreement”) previously entered into by and between the Parties on July 12, 2010, amended on March 17, 2011, on July 7, 2011 and on June 28, 2013. The Licensing Agreement was previously filed with the SEC as an exhibit to our Current Report on Form 8-K filed on October 18, 2011, the Amendment to the Licensing Agreement was filed on March 21, 2011, the Second Amendment to the Licensing Agreement was filed on July 8, 2011 and the Third Amendment to the Licensing Agreement was previously filed with the SEC as an exhibit to our Current Report on Form 8-K filed on June 28, 2013. The Fourth Amendment to the Licensing Agreement is intended to modify the Licensing Agreement as follows and no other changes are being made by means of this filing:

     1. Pursuant to the terms of the Licensing Agreement, the license to sell and manufacture the LICENSOR Product granted by the Licensor to NTI has been expanded to include polyurethane foam for the textile industry. The term LICENSOR PRODUCT has thus been modified and shall be defined in the Agreement as follows: environmentally safe coatings, and polyurethane foam for the textile industry (“LICENSOR Product”).

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

Exhibit	Description
No.

10.1	Fourth Amendment to the Licensing Agreement, dated December 13 , 2013
10.2	Licensing Agreement, dated July 12, 2010 (1)
10.3	Amendment to the Licensing Agreement, dated March 17, 2011 (2)
10.4	Second Amendment to the Licensing Agreement, dated July 7, 2011 (3)
10.5	Third Amendment to the Licensing Agreement, dated June 28, 2013 (4)

Note

(1)Previously filed with the SEC as an exhibit to our Current Report on Form 8-K filed on October 18, 2011.
(2)Previously filed with the SEC as an exhibit to our Current Report on Form 8-K filed on March 21, 2011.
(3)Previously filed with the SEC as an exhibit to our Current Report on Form 8-K filed on July 8, 2011.
(4) Previously filed with the SEC as an exhibit to our Current Report on Form 8-K filed on June 28, 2013.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 13 , 2013	HYBRID COATING TECHNOLOGIES INC.

By:/s/:Joseph Kristul
Joseph Kristul
President and Chief Executive Officer